                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): February 10, 1997.



                       UNIVERSAL HOSPITAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)


         Minnesota                        0-20086                41-0760940
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number          Identification No.)


1250 Northland Plaza, 3800 West 80th Street, Bloomington, MN     55431-4442
        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (612) 893-3200


                                Not Applicable
        (Former name or former address, if changed since last report.)
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          The undersigned registrant hereby amends its Current Report on Form
8-K filed on February 18, 1997.

ITEM 5.   OTHER EVENTS


          On February 10, 1997, Universal Hospital Services, Inc. ("Universal") entered into a definitive agreement for MEDIQ Incorporated ("MEDIQ") to acquire Universal for $17.50 per share of Common Stock, $.01 par value, of Universal. The acquisition is structured as a cash merger that is expected to close in late March or early April 1997 and is subject to approval by a majority of Universal's shareholders and Hart-Scott-Rodino clearance. Including the assumption of debt, the total purchase price is approximately $138 million.

     This Form 8-K/A amends the Form 8-K, filed on February 18, 1997, by attaching as Exhibit 2 to this Form 8-K/A, the Agreement and Plan of Merger dated as February 10, 1997 by and among MEDIQ Incorporated, PRN Merger Corporation and Universal Hospital Services, Inc.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

     2 Agreement and Plan of Merger dated as February 10, 1997 by and among MEDIQ Incorporated, PRN Merger Corporation and Universal Hospital Services, Inc.

    99    Press Release dated February 11, 1997 (Previously filed)
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SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date: February 27, 1997


                               UNIVERSAL HOSPITAL SERVICES, INC.



                               By /s/ David E. Dovenberg
                                  -------------------------------------
                                  David E. Dovenberg
                                  Vice President, Finance and
                                  Chief Financial Officer
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                                 EXHIBIT INDEX
                                 -------------



                                                  PAGE NO. IN SEQUENTIALLY
EXHIBIT   DESCRIPTION OF EXHIBIT                        NUMBERED COPY
-------   ----------------------                  ------------------------


   2      Agreement and Plan of Merger
           dated as February 10, 1997 by
           and among MEDIQ Incorporated,
           PRN Merger Corporation and
           Universal Hospital Services, Inc.


  99      Press Release dated February 11, 1997 (Previously filed)